Exhibit 21

Time Warner Telecom Subsidiaries

Subsidiary	Jurisdiction of Incorporation/ Organization	D/B/A
Time Warner Telecom Holdings Inc.	Delaware
Time Warner Telecom Holdings II LLC	Delaware
TW Telecom L.P.	Delaware
Time Warner Telecom Management Co. LLC	Delaware
Time Warner Telecom Data Services LLC	Delaware
Xspedius Management Co. International, LLC	Delaware
Time Warner Telecom of Alabama LLC	Delaware
Time Warner Telecom of Arizona LLC	Delaware
Time Warner Telecom of Colorado LLC	Delaware
Time Warner Telecom of D.C. LLC	Delaware
Time Warner Telecom of Idaho LLC	Delaware
Time Warner Telecom of Illinois LLC	Delaware
Time Warner Telecom of Louisiana LLC	Delaware
Time Warner Telecom of Kansas City LLC	Delaware
Time Warner Telecom of Kentucky LLC	Delaware
Time Warner Telecom of Maryland LLC	Delaware
Time Warner Telecom of the Mid-South LLC.	Delaware
Time Warner Telecom of Minnesota LLC	Delaware
Time Warner Telecom of Nevada LLC	Delaware
Time Warner Telecom of New Mexico LLC	Delaware
Time Warner Telecom of Ohio LLC	Delaware
Time Warner Telecom of Oklahoma LLC	Delaware
Time Warner Telecom of Oregon LLC	Delaware
Time Warner Telecom of South Carolina LLC	Delaware
Time Warner Telecom of Utah LLC	Delaware
Time Warner Telecom of Texas LLC	Delaware
Time Warner Telecom of Utah LLC	Delaware
Time Warner Telecom of Virginia LLC	Virginia
Time Warner Telecom of Washington LLC	Delaware

Subsidiary	Jurisdiction of Incorporation/ Organization	D/B/A
Time Warner Telecom of California, L.P.	Delaware
Time Warner Telecom of Florida, L.P.	Delaware
Time Warner Telecom of Georgia, L.P.	Delaware
Time Warner Telecom of Hawaii, L.P.	Delaware	Oceanic Communications
Time Warner Telecom of Indiana, L.P.	Delaware
Time Warner Telecom of New Jersey, L.P.	Delaware
Time Warner Telecom - NY, L.P.	Delaware
Time Warner Telecom of North Carolina, L.P.	Delaware	Time Warner Telecom of North Carolina Limited Partnership
Time Warner Telecom of Wisconsin, L.P.	Delaware